Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT Announces Fourth Quarter and Full Year 2018 Results

Financial Results:

•	Fourth quarter net income available to common shareholders and income from continuing operations available to common shareholders were each $82 million or $0.78 per diluted common share

•	Excluding noteworthy items, fourth quarter income from continuing operations available to common shareholders[1] of $127 million or $1.21 per diluted common share

•

Full year net income available to common shareholders of $428 million or $3.61 per diluted common share; income from continuing operations available to common shareholders of $453 million or $3.82 per diluted common share

•	Excluding noteworthy items, full year income from continuing operations available to common shareholders of $480 million or $4.04 per diluted common share
o	Income from continuing operations excluding noteworthy items per common diluted share grew more than 30% in 2018
o	Tangible book value per common share grew 3% compared to year-end 2017

Highlights:

•	Delivered on our 2018 financial targets through steady execution of our strategic plan:
o	Grew average loans and leases in the core portfolios[2]
o	Achieved operating expense goal[3]
o	Reduced CET1 ratio
o	Reached return on tangible common equity (ROTCE)[4] goal

•	Increased full year average loans and leases by 1%, notwithstanding the divestiture of non-core portfolios. Average loans and leases in the core portfolios for the full year 2018 increased 6%
o	Driven by strong growth in our digitally-enabled equipment finance platforms

•	Grew full year average consumer deposits in the direct bank by 25%; added over 60,000 customers in 2018

•	Continued to simplify, de-risk and return capital in 2018:
o	Sold European railcar leasing business, reverse mortgage servicing business and related portfolio
o	Improved funding profile through reduction of senior unsecured debt and structured financings and termination of our remaining total return swap
o	Repurchased $1.6 billion in common shares

•

Received a non-objection from our regulators to repurchase up to $450 million of common stock through Sept. 30, 2019 and to increase our quarterly dividend by 40% to 35 cents per common share starting in 2Q19, which is subject to CIT Board approval

[1]

Income from continuing operations available to common shareholders excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

[2]	Core portfolios is total loans and leases net of credit balances of factoring clients, NACCO, legacy consumer mortgages (LCM) and non-strategic portfolios (NSP).
[3]	Full year operating expenses excludes noteworthy items and intangible asset amortization.
[4]

The calculation of ROTCE excludes noteworthy items and is based on non-GAAP income from continuing operations. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP financial information.

NEW YORK – Jan. 29, 2019 – CIT Group Inc. (NYSE: CIT) today reported fourth quarter net income available to common shareholders of $82 million or $0.78 per diluted common share, compared to a net loss available to common shareholders of $98 million or $0.74 per diluted common share for the year-ago quarter. Income from continuing operations available to common shareholders for the fourth quarter was $82 million or $0.78 per diluted common share, compared to a loss available to common shareholders of $93 million or $0.70 per diluted common share in the year-ago quarter.

Income from continuing operations available to common shareholders excluding noteworthy items for the fourth quarter was $127 million or $1.21 per diluted common share, compared to $130 million or $0.99 per diluted common share in the year-ago quarter, as lower net finance revenue and lower other non-interest income were offset by lower operating expenses and a lower effective income tax rate. The increase in income from continuing operations excluding noteworthy items per diluted common share reflects the decline in the average number of diluted common shares outstanding due to significant share repurchases over the past four quarters.

Net income available to common shareholders for the full year was $428 million or $3.61 per diluted common share, compared to net income available to common shareholders of $458 million or $2.80 per diluted common share for the prior year. Income from continuing operations available to common shareholders for the full year was $453 million or $3.82 per diluted common share, compared to income available to common shareholders of $250 million or $1.52 per diluted common share in the prior year.

Income from continuing operations available to common shareholders excluding noteworthy items for the full year was $480 million or $4.04 per diluted common share, compared to $504 million or $3.07 per diluted common share in the prior year, as a decline in net finance revenue (reflecting the sale of NACCO and the reverse mortgage portfolio) and an increase in the provision for credit losses were partially offset by lower operating expenses, higher other non-interest income and a lower effective income tax rate. The increase in income from continuing operations excluding noteworthy items per diluted common share reflects the decline in the average number of diluted common shares outstanding due to significant share repurchases over the past four quarters.

“2018 was a pivotal year. We successfully executed on our multi-year strategic plan, delivered on our financial targets and achieved significant earnings per share growth,” said CIT Chairwoman and Chief Executive Officer Ellen R. Alemany. “Through steady implementation of our plan we completed two complex divestitures, significantly reduced operating expenses, grew our core assets by 6 percent, increased deposits, repurchased $1.6 billion of common stock and achieved our 2018 return on tangible common equity goal.”

Alemany continued, “We enter 2019 stronger and ready to build on our momentum and continue to create shareholder value. The investments we have made in our operations and technology, paired with our decades of industry expertise, are a source of strength in the marketplace. We are committed to further improving profitability through thoughtful asset growth, further capital optimization, improved risk-adjusted returns, and enhanced operating efficiency.”

Return on average common equity from continuing operations available to common shareholders in the current quarter was 5.8%. Return on Tangible Common Equity (ROTCE) from continuing operations in the current quarter was 6.7%. ROTCE from continuing operations excluding noteworthy items3 in the current quarter was 10.1%, in line with our 2018 financial target. Tangible book value per common share at Dec. 31, 2018 was $51.15. The preliminary Common Equity Tier 1 Capital ratio decreased from the prior quarter end and remained strong at 12.0%, and the preliminary Total Capital ratio decreased to 14.8% at Dec. 31, 2018.

Financial results for the fourth quarter in continuing operations included noteworthy items related to our strategic initiatives:

•	$52 million (after tax) ($0.50 per diluted common share) net charge related to the termination of our Dutch total return swap facility.
•	$19 million (after tax) ($0.18 per diluted common share) gain on the sale of NACCO, our European railcar leasing business, which closed in October 2018.
•	$12 million (after tax) ($0.11 per diluted common share) in debt extinguishment costs related to the redemption of $434 million in unsecured senior debt and $465 million of Rail-related secured debt.

Selected Financial Highlights

Select Financial Highlights*				4Q18 change from						2018 change* from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17		2018	2017	2017

Net finance revenue(1)	$374	$389	$399	$(15)	-4%	$(25)	-6%	$1,543	$1,606	$(63)
Non-interest income	48	86	137	(39)	-45%	(90)	-65%	374	364	10
Total net revenue	421	476	537	(54)	-11%	(115)	-21%	1,917	1,970	(54)
Non-interest expenses	274	267	561	7	3%	(288)	-51%	1,109	1,664	(556)
Income (loss) from continuing operations before credit provision	148	209	(25)	(61)	-29%	173	NM	808	306	502
Provision for credit losses	31	38	30	(7)	-18%	1	3%	171	115	56
Income (loss) from continuing operations before provision (benefit) for income taxes	117	171	(55)	(54)	-32%	172	NM	637	192	445
Provision (benefit) for income taxes	25	41	28	(16)	-40%	(3)	-10%	165	(68)	233
Income (loss) from continuing operations	92	129	(83)	(38)	-29%	175	NM	472	259	213
Income (loss) from discontinued operations, net of taxes	0	2	(5)	(2)	-95%	5	NM	(25)	209	(234)
Net income (loss)	92	132	(88)	(40)	-30%	180	NM	447	468	(21)
Preferred stock dividends	10	-	10	10	NM	(0)	-3%	19	10	9
Net income available to common shareholders	$82	$132	$(98)	$(49)	-37%	$180	NM	$428	$458	$(30)
Income (loss) from continuing operations available to common shareholders	$82	$129	$(93)	$(47)	-36%	$175	NM	$453	$250	$204
Income from continuing operations available to common shareholders, excluding noteworthy items(2)	$127	$131	$130	$(4)	-3%	$(3)	-2%	$480	$504	$(24)

Per common share
Diluted income (loss) per common share	$0.78	$1.15	$(0.74)	$(0.37)		$1.52		$3.61	$2.80	0.81
Diluted income per common share, excluding noteworthy items(2)	$1.21	$1.17	$0.95	$0.04		$0.26		$3.94	$3.39	0.56
Tangible book value per common share (TBVPS)(1)	$51.15	$50.02	$49.58	$1.14		$1.58		$51.15	$49.58	1.58
Average diluted common shares outstanding (in thousands)	105,149	114,007	131,343	(8,858)		(26,194)		118,777	163,950	(45,173)

Capital adequacy
CET1 Ratio(3)	12.0%	12.4%	14.4%	-42bps		NM		12.0%	14.4%	NM
Total Capital Ratio(3)	14.8%	15.1%	16.2%	-30bps		NM		14.8%	16.2%	NM

Asset quality
Net charge-offs as a % of average loans	0.32%	0.35%	0.26%	-3bps		6bps		0.39%	0.39%	-1bps
Allowance for loan losses as a % of loans	1.59%	1.57%	1.48%	2bps		11bps		1.59%	1.48%	11bps

Key performance metrics
Net finance margin(1)	3.39%	3.43%	3.59%	-4bps		-19bps		3.41%	3.43%	-2bps
Net finance margin, excluding noteworthy items(2)	3.39%	3.36%	3.51%	3bps		-12bps		3.35%	3.49%	-14bps
Loans and leases to deposit ratio	121%	126%	130%	NM		NM		121%	130%	NM
CIT Bank Loans and leases to deposit ratio	101%	101%	104%	76bps		NM		101%	104%	NM
Return on average common equity (available to common shareholders, continuing operations)	5.81%	8.62%	-5.29%	NM		NM		7.30%	3.53%	NM
Return on tangible common equity (available to common shareholders, continuing operations)(1)	6.67%	9.66%	8.42%	NM		NM		8.20%	7.72%	48bps
Return on tangible common equity (available to common shareholders, continuing operations), excluding noteworthy items(1)(2)	10.12%	9.78%	8.47%	34bps		NM		8.66%	8.24%	42bps
Return on AEA, applicable to common shareholders(1)	0.75%	1.16%	-0.88%	-41bps		NM		0.95%	0.98%	-3bps
Return on AEA, excluding noteworthy items(1)(2)	1.15%	1.17%	1.12%	-2bps		3bps		1.04%	1.21%	-17bps
Net efficiency ratio(1)	59.8%	54.1%	49.6%	NM		NM		54.6%	56.4%	NM
Net efficiency ratio, excluding noteworthy items(2)	54.1%	53.9%	53.4%	23bps		73bps		54.6%	56.3%	NM
Headcount	3,678	3,757	3,909	(79)		(231)		3,678	3,909	(231)

(1)Net finance revenue; tangible book value per common share; net finance margin; return on tangible common equity; return on tangible common equity, excluding noteworthy items, return on AEA; return on AEA, excluding noteworthy items; and net efficiency ratio are non-GAAP measures. See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.

(2)Excludes noteworthy items. See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
(3)Ratios on fully phased-in basis.
* Certain balances may not sum due to rounding.

Unless otherwise indicated, all references below relate to continuing operations.

Income Statement Highlights:

Income from continuing operations available to common shareholders excluding noteworthy items5 was $127 million down from $131 million in the prior quarter, primarily reflecting lower net finance revenue and other non-interest income and the semi-annual preferred dividend paid in the current quarter, partially offset by a decline in operating expenses and credit costs and a lower effective income tax rate.

Net Finance Revenue

Net Finance Revenue*				4Q18 change from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Interest income	$492	$474	$448	$18	4%	$44	10%
Rental income on operating leases	230	264	253	(35)	-13%	(23)	-9%
Depreciation on operating lease equipment	79	78	74	1	2%	5	7%
Maintenance and other operating lease expenses	53	57	58	(4)	-7%	(5)	-9%
Net rental income on operating leases	97	130	120	(32)	-25%	(23)	-19%
Interest expense	216	214	169	2	1%	47	28%
Net finance revenue(1)	$374	$389	$399	$(15)	-4%	$(25)	-6%
Average earning assets(1)	$44,113	$45,377	$44,562	$(1,264)	-3%	$(449)	-1%
Net finance margin(1)	3.39%	3.43%	3.59%	-4bps		-19bps
Excluding Noteworthy Items(1)
Net finance revenue	$374	$381	$391	$(7)	-2%	$(17)	-4%
Average earning assets	$44,113	$45,377	$44,562	$(1,264)	-3%	$(449)	-1%
Net finance margin	3.39%	3.36%	3.51%	3bps		-12bps

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
* Certain balances may not sum due to rounding.

Net finance revenue6 was $374 million, down from $389 million in the prior quarter. Net finance revenue in the prior quarter included a $9 million benefit from the suspension of depreciation expense related to NACCO because its assets were included in assets held for sale. Excluding noteworthy items, net finance revenue6 was $374 million, down from $381 million in the prior quarter, as lower net operating lease income, driven by a lease prepayment in Rail in the prior quarter and the sale of NACCO early in the current quarter, and an increase in deposit costs were partially offset by higher income from commercial loans and higher net purchase accounting accretion in the Consumer Banking segment.

Net finance revenue as a percentage of average earning assets (“net finance margin6”) excluding noteworthy items was 3.39%, a 3 bps increase from 3.36% in the prior quarter. The increase in net finance margin excluding noteworthy items reflects higher yields on commercial loans and investments, cash representing a smaller portion of average earning assets and higher net purchase accounting accretion, partially offset by a decrease in lease yields and higher deposit costs.

Net finance revenue in the year-ago quarter included a $9 million benefit from the suspension of depreciation expense related to NACCO because its assets were included in assets held for sale. Excluding noteworthy items, net finance revenue decreased $17 million or 4% compared to the year-ago quarter, primarily due to lower average

[5]

Income from continuing operations available to common shareholders excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

[6]

Net finance revenue, net finance revenue excluding noteworthy items, net finance margin and net finance margin excluding noteworthy items are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

earning assets from the NACCO and reverse mortgage portfolio sales and higher funding costs, partially offset by higher income on loans in the Commercial Banking segment and on investment securities.

Net finance margin excluding noteworthy items decreased 12 bps compared to the year-ago quarter, reflecting lower net rental income and higher funding costs, partially offset by increases in yields on loans and cash and investments.

Other Non-interest Income

Other Non-Interest Income*				4Q18 change from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Fee revenues	$22	$28	$30	$(7)	-23%	$(9)	-29%
Factoring commissions	26	27	27	(1)	-4%	(1)	-2%
Gains on leasing equipment, net of impairments	18	14	9	4	32%	9	98%
Gains on investment securities, net of impairments	5	4	11	1	31%	(7)	-59%
BOLI income	6	7	6	(1)	-9%	0	3%
Other revenues	(29)	7	54	(36)	NM	(83)	NM
Total other non-interest income	$48	$86	$137	$(39)	-45%	$(90)	-65%

Total other non-interest income, excluding noteworthy items(1)	$92	$97	$108	$(5)	-5%	$(16)	-15%

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
* Certain balances may not sum due to rounding.

Other non-interest income was $48 million compared to $86 million in the prior quarter. Other non-interest income in the current quarter included aggregate noteworthy items of a $44 million net charge in other revenue from the $25 million gain on the sale of NACCO and the $69 million net charge related to the termination of our Dutch total return swap facility. In the prior quarter, other non-interest income included aggregate noteworthy items of a $10 million net charge in other revenue from a $21 million impairment charge to the indemnification asset related to a loss share agreement on assets in our LCM portfolio in the Consumer Banking segment that was partially offset by an $11 million benefit from a release of a valuation reserve related to assets held for sale in China in the NSP segment.

Excluding noteworthy items, other non-interest income7 was $92 million, compared to $97 million in the prior quarter, primarily driven by lower fee revenues from a decrease in capital markets fees and lower income from customer derivatives, partially offset by higher gains on the sale of leasing equipment. Factoring commissions decreased $1 million, as higher volumes were offset by a lower average commission rate.

Other non-interest income in the year-ago quarter included a $29 million benefit in other revenues related to the cumulative effect of an accounting policy change for LIHTC investments, which was more than offset by a related $38 million expense in the provision for income taxes. Other non-interest income excluding noteworthy items decreased by $16 million from the year-ago quarter reflecting lower capital markets fees and decreases in gains from the reverse mortgage portfolio in LCM in the Consumer Banking segment.

[7]

Other non-interest income excluding noteworthy items is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

Operating Expenses

Operating Expenses*				4Q18 change from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Compensation and benefits	$130	$137	$139	$(7)	-5%	$(9)	-6%
Technology	34	32	31	2	6%	3	11%
Professional fees	20	17	29	3	17%	(9)	-32%
Insurance	14	16	16	(2)	-12%	(2)	-11%
Net occupancy expense	17	16	17	1	7%	1	4%
Advertising and marketing	11	11	13	0	0%	(2)	-17%
Other expenses	26	28	23	(2)	-7%	4	16%
Operating expenses, excluding restructuring costs and intangible asset amortization(1)	252	257	266	(5)	-2%	(14)	-5%
Intangible asset amortization	6	6	6	(0)	-2%	(0)	-3%
Restructuring costs	0	0	32	0	NM	(32)	-100%
Total operating expenses	$258	$263	$304	$(5)	-2%	$(46)	-15%
Net efficiency ratio(1)	59.8%	54.1%	49.6%	NM		NM

Total operating expenses, excluding noteworthy items and intangible asset amortization(1)	$252	$257	$266	$(5)	-2%	$(14)	-5%
Net efficiency ratio, excluding noteworthy items and intangible asset amortization(1)	54.1%	53.9%	53.4%	23bps		73bps

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
* Certain balances may not sum due to rounding.

Operating expenses excluding noteworthy items and intangible asset amortization8 was $252 million, a decrease from $257 million in the prior quarter, driven primarily by decreases in employee costs and FDIC insurance costs, partially offset by an increase in professional fees and technology costs. The sale of NACCO contributed $3 million to the decline in operating expenses, the majority of which was in employee costs.

Operating expenses in the year-ago quarter included $32 million in restructuring charges. Compared to the year-ago quarter, operating expenses excluding noteworthy items and intangible asset amortization decreased $14 million or 5%, primarily reflecting lower professional fees and employee costs, partially offset by higher other non-income tax expenses.

The net efficiency ratio8 increased to 60% compared to 54% in the prior quarter. The net efficiency ratio excluding noteworthy items8 was 54% unchanged from the prior quarter and up 1% from the year-ago quarter, as the decreases in net finance revenue and other non-interest income were offset by the decrease in operating expenses.

Debt Extinguishment Costs

We recognized $16 million in debt extinguishment costs associated with the redemption of $434 million of unsecured senior debt and of $465 million of Rail-related secured debt from the proceeds of the NACCO sale earlier in the quarter. In the prior quarter, we recognized $3 million in debt extinguishment costs associated with the redemption of $500 million of unsecured senior debt from the proceeds of the issuance of $500 million in unsecured senior debt earlier in the quarter.

[8]

Operating expenses excluding noteworthy items and intangible asset amortization, net efficiency ratio and net efficiency ratio excluding noteworthy items and intangible asset amortization are non-GAAP measures. See “Non-GAAP Measurements” at the end of this press release and starting on page 26 for reconciliation of non-GAAP to GAAP financial information.

Income Taxes

The effective tax rate in the current quarter was 21% and for the full year 2018 was 26%. Excluding discrete tax items and noteworthy items, the effective tax rate was 24% in the current quarter, 28% in the prior quarter and 39% in the year-ago quarter. The current quarter effective tax rate was positively impacted by a decrease in state and local income taxes and tax credits recognized for research and development costs.

The provision for income taxes in the current quarter of $25 million included an aggregate of $2 million in discrete tax benefits. The provision for income taxes in the prior quarter of $41 million included an aggregate of $5 million in discrete tax benefits, and the provision for income taxes in the year-ago quarter of $28 million included an aggregate $26 million benefit from noteworthy items, including the impact of tax items related to NACCO, the change in accounting policy for LIHTC and U.S. tax reform and an additional aggregate $22 million in discrete tax benefits from other tax adjustments, including the reversal of a valuation allowance related to a restructured international legal entity.

Balance Sheet Highlights:

Earning Assets

Earning Assets*				4Q18 change from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Loans (including assets held for sale)	$30,884	$30,700	$30,210	$184	1%	$674	2%
Operating lease equipment, net (including assets held for sale)	6,971	8,065	7,906	(1,095)	-14%	(936)	-12%
Loans and leases	37,854	38,765	38,116	(911)	-2%	(262)	-1%
Interest-bearing cash	1,597	1,200	1,440	397	33%	157	11%
Investment securities and securities purchased under agreement to resell	6,634	6,540	6,620	94	1%	14	0%
Indemnification asset	11	27	142	(16)	-60%	(132)	-92%
Credit balances of factoring clients	(1,674)	(1,672)	(1,469)	(2)	0%	(206)	-14%
Total earning assets(1)	$44,421	$44,859	$44,850	$(438)	-1%	$(428)	-1%
Average earning assets(1)	$44,113	$45,377	$44,562	$(1,264)	-3%	$(449)	-1%

(1)See "Non-GAAP Measurements" at the end of this press release and beginning on page 26 for a reconciliation of non-GAAP to GAAP financial information and noteworthy items.
* Certain balances may not sum due to rounding.

Total earning assets decreased 1% compared to the prior quarter, primarily reflecting a reduction in operating leases from the NACCO sale, partially offset by an increase in interest bearing cash and loans. Total earning assets decreased 1% also compared to the year-ago quarter, primarily reflecting a reduction in operating leases from the NACCO sale and a decline in consumer loans from the sale of the reverse mortgage portfolio and run-off of the LCM portfolio, partially offset by growth in commercial loans and in consumer loans in Other Consumer Lending.

Average earning assets decreased 3% from the prior quarter, primarily due to a reduction in operating leases from the NACCO sale and a reduction in interest-bearing cash, which was used to redeem debt and repurchase common shares, partially offset by growth in commercial loans. Average earning assets compared to the year-ago quarter declined 1%, primarily reflecting a reduction in operating leases from the NACCO sale, a decline in consumer loans from the sale of the reverse mortgage portfolio and run-off of the LCM portfolio, and a decline in interest-bearing cash, partially offset by growth in the core portfolios and the investment portfolio.

Average loans and leases declined 2% in the quarter, primarily driven by a reduction in operating leases from the NACCO sale and run-off of the LCM portfolio, while average loans and leases in the core portfolios grew by 2% compared to the prior quarter, as strong growth in funded volume in the Commercial Finance, Real Estate Finance and Business Capital divisions of Commercial Banking was partially offset by an increase in prepayments. Average loans and leases in the core portfolio grew 8% compared to the year-ago quarter and 6% compared to the full year 2017, primarily driven by growth in the Business Capital and Commercial Finance divisions of Commercial Banking and the Other Consumer Lending division of Consumer Banking.

Cash and Investment Securities

Of the $8.2 billion in interest-bearing cash and investment securities (including securities purchased under agreements to resell) at Dec. 31, 2018, $7.1 billion was at CIT Bank, N.A. (CIT Bank) and $0.8 billion was at the financial holding company, while the remaining $0.3 billion consisted of amounts held at the operating subsidiaries and restricted balances.

Deposits and Borrowings

Deposits and Borrowings*				4Q18 change from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Noninterest-bearing checking	$1,521	$1,296	$1,352	$225	17%	$169	13%
Interest-bearing checking	1,553	1,768	2,653	(214)	-12%	(1,100)	-41%
Other money markets/sweeps	4,990	4,795	5,076	195	4%	(86)	-2%
Savings and online money market accounts	8,958	8,268	5,987	690	8%	2,971	50%
Time deposits	14,066	14,507	14,344	(441)	-3%	(278)	-2%
Other	152	192	158	(40)	-21%	(6)	-4%
Total deposits	$31,240	$30,825	$29,569	$415	1%	$1,670	6%
Unsecured borrowings	$3,808	$4,238	$3,738	$(429)	-10%	$71	2%
Secured borrowings	4,310	4,437	5,237	(126)	-3%	(927)	-18%
Total borrowings	$8,119	$8,674	$8,974	$(555)	-6%	$(856)	-10%

* Certain balances may not sum due to rounding.

Total deposits at Dec. 31, 2018 represented approximately 79% of CIT’s funding. Total deposits increased 1% compared to Sep.30, 2018, primarily driven by growth in savings and online money market accounts, partially offset by a decrease in time deposits. Total deposits increased 6% compared to Dec. 31, 2017, primarily driven by growth in savings and online money market accounts, partially offset by a decrease in interest-bearing checking.

The loans and leases-to-deposits ratio at CIT Bank was 101% at Dec. 31, 2018, unchanged from Sep. 30, 2018 and down from 104% at Dec. 31, 2017. For CIT Group, the loans and leases-to-deposits ratio was 121% at Dec. 31, 2018, down from 126% at Sep. 30, 2018 and 130% at Dec. 31, 2017, primarily driven by liability management actions including those following the NACCO sale.

Total average deposits decreased by $374 million or 1% compared to the prior quarter, driven by a decline in the branch, online and brokered channels. The weighted average rate on average outstanding deposits increased 10 bps to 1.68% from 1.58% in the prior quarter. Total average deposits increased by $1.2 billion or 4% compared to the year-ago quarter, driven by growth in the online channel, partially offset by declines in the branch, commercial and brokered channels. Compared to the year-ago quarter, the weighted average rate on average outstanding deposits increased 44 bps from 1.24%. The rate increases from the prior and year-ago quarters both primarily reflect increases in the average savings and online money market accounts and time deposits in the online, retail and brokered channels, partially offset by a reduction in the commercial channel.

Unsecured borrowings comprised 10% of the funding mix at Dec. 31, 2018, down from 11% at Sep. 30, 2018. During the quarter we redeemed $431 million of our 5.375% senior unsecured debt due 2020 and acquired $3 million of our 5% senior unsecured debt due 2022 through open market repurchases.

The weighted average coupon on our unsecured senior and subordinated debt was 5.02% at Dec. 31, 2018, with a weighted average maturity of approximately 5.0 years, compared to 5.05% at Sep. 30, 2018, with a weighted average maturity of approximately 4.9 years.

Secured borrowings decreased compared to the prior quarter, as a portion of the net proceeds from the sale of NACCO was used to terminate our Dutch subsidiary’s total return swap facility (TRS) and redeem the $465 million railcar securitization that served as the TRS’s reference obligation. This was partially offset by an increase in FHLB borrowings in the quarter. Secured borrowings comprised 11% of the funding mix at Dec. 31, 2018, unchanged from the level at Sep. 30, 2018.

Capital

Capital*				4Q18 change from
($ in millions, except per share data)	4Q18	3Q18	4Q17	3Q18		4Q17

Common stockholders' equity	$5,622	$5,995	$6,995	$(374)	-6%	$(1,373)	-20%
Tangible common equity	$5,163	$5,530	$6,512	$(368)	-7%	$(1,350)	-21%
Total risk-based capital(1)	$6,519	$6,824	$7,233	$(305)	-4%	$(713)	-10%
Risk-weighted assets(1)	$44,052	$45,193	$44,687	$(1,142)	-3%	$(635)	-1%

Book value per common share (BVPS)	$55.70	$54.22	$53.25	$1.48	3%	$2.45	5%
Tangible book value per common share (TBVPS)	$51.15	$50.02	$49.58	$1.14	2%	$1.58	3%
CET1 ratio(1)	12.0%	12.4%	14.4%	-42bps		NM
Total capital ratio(1)	14.8%	15.1%	16.2%	-30bps		NM
Tier 1 leverage ratio(1)	11.7%	12.0%	13.8%	-31bps		NM

(1)Balances and ratios on fully phased-in basis.
* Certain balances may not sum due to rounding.

Capital returns during the quarter included the repurchase of approximately 9.7 million common shares at an average share price of $47.45, resulting in the completion of our $750 million share repurchase authorization. Capital actions in the quarter also included a regular quarterly cash dividend of $0.25 per common share.

Common stockholders’ equity decreased from the prior quarter, primarily driven by capital returns, partially offset by net income in the current quarter. Tangible book value per common share increased in the quarter to $51.15, as net income and the reduced share count were partially offset by share repurchases and the quarterly dividend.

Total common shares outstanding was 100.9 million at Dec. 31, 2018, down from 110.6 million at Sep. 30, 2018 and 131.4 million at Dec. 31, 2017.

As a result of significant common share repurchases over the past two years, we retired 48 million common shares that were held as treasury shares in the current quarter, which did not impact total stockholders’ equity but reduced treasury stock by $2.3 billion, with corresponding reductions in paid-in capital ($2.0 billion) and retained earnings ($0.3 billion).

The preliminary Common Equity Tier 1 Capital ratio decreased from the prior quarter and remained strong at 12.0%. Common Equity Tier 1 Capital decreased, primarily from capital returns in the quarter, partially offset by earnings, a decrease in goodwill related to the NACCO sale and a decrease in the DTA deduction. Risk-weighted assets (RWA) decreased, primarily reflecting the NACCO sale. The preliminary Total Capital ratio also decreased from the prior quarter to 14.8%.

On Jan. 22, 2019, the Board of Directors declared a quarterly cash dividend of $0.25 per common share on outstanding common stock. The dividend is payable on Feb. 22, 2019 to common shareholders of record as of Feb. 8, 2019.

On Oct. 15, 2018, the Board of Directors declared a semi-annual dividend of $29.00 per share on outstanding preferred stock. The dividend was paid on Dec. 17, 2018, to preferred shareholders of record as of Nov. 30, 2018.

Asset Quality

Asset Quality*				4Q18 change from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Net charge-offs (NCOs)	$24	$26	$18	$(2)	-7%	$6	32%
NCOs as a % of average loans	0.32%	0.35%	0.26%	-3bps		6bps
Non-accrual loans	$282	$318	$221	$(36)	-11%	$61	28%
OREO	$32	$34	$55	$(2)	-6%	$(23)	-41%
Provision for credit losses	$31	$38	$30	$(7)	-18%	$1	3%
Total portfolio allowance as a % of loans	1.59%	1.57%	1.48%	2bps		11bps

* Certain balances may not sum due to rounding.

Provision

The provision for credit losses was $31 million in the current quarter including $28 million related to the Commercial Banking segment and $4 million related to the Consumer Banking segment. In the prior quarter, the $38 million provision for credit losses included $39 million related to the Commercial Banking segment, while the Consumer Banking segment had a $1 million reserve release. The decrease in the provision for credit losses from the prior quarter was primarily driven by lower provisions in the Real Estate Finance and Business Capital divisions of Commercial Banking and lower net charge-offs in the Commercial Finance division of Commercial Banking. The provision in the year-ago quarter was relatively unchanged at $30 million.

Net Charge-offs

Net charge-offs were $24 million (0.32% of average loans), compared to $26 million (0.35% of average loans) in the prior quarter and $18 million (0.26% of average loans) in the year-ago quarter.

Nearly all net charge-offs are in the Commercial Banking segment. Net charge-offs in the Commercial Banking segment were $23 million (0.38% of average loans), down from $25 million (0.42% of average loans) in the prior quarter and up from $18 million (0.32% of average loans) in the year-ago quarter.

Loan Loss Allowance

The allowance for loan losses was $490 million (1.59% of loans) at Dec. 31, 2018, compared to $477 million (1.57% of loans) at Sep. 30, 2018 and $431 million (1.48% of loans) at Dec. 31, 2017.

In the Commercial Banking segment, the allowance for loan losses was $460 million (1.90% of loans) at Dec. 31, 2018, compared to $450 million (1.87% of loans) at Sep. 30, 2018 and $402 million (1.74% of loans) at Dec. 31, 2017. The increases in the allowance for loan losses as a percentage of loans from the prior and year-ago quarters were driven by increases in the Commercial Finance division. The change from the year-ago quarter also reflects an increase in specific reserves associated with non-accruals.

Purchase credit impaired (PCI) loans acquired as part of the OneWest acquisition are carried at a significant discount to the unpaid principal balance. At Dec. 31, 2018, PCI loans with an aggregate unpaid principal balance of $2.5 billion were carried at $1.7 billion, representing a 32% discount. The vast majority of the discount is related to our LCM portfolio in Consumer Banking. A significant portion of the portfolio is covered by a loss sharing agreement with the FDIC that expires in March 2019.

Non-accrual Loans

Non-accrual loans were $282 million (0.92% of loans) compared to $318 million (1.04% of loans) in the prior quarter and $221 million (0.76% of loans) in the year-ago quarter.

In Commercial Banking, non-accrual loans were $238 million (0.98% of loans), compared to $275 million (1.14% of loans) at Sep. 30, 2018 and $191 million (0.82% of loans) at Dec. 31, 2017. The decrease from the prior quarter was primarily driven by a loan sale in the Commercial Finance division, and the increase from the year-ago quarter was primarily driven by an increase in the Commercial Finance division.

In Consumer Banking, non-accrual loans were $38 million (0.59% of loans) at Dec. 31, 2018, compared to $35 million (0.55% of loans) at Sep. 30, 2018, and $20 million (0.34% of loans) at Dec. 31, 2017, primarily related to non-PCI loans in the LCM portfolio.

Commercial Banking

Earnings Summary*				4Q18 change from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Interest income	$349	$339	$315	$10	3%	$34	11%
Rental income on operating leases	230	264	253	(35)	-13%	(23)	-9%
Interest expense	193	190	139	2	1%	54	39%
Depreciation on operating lease equipment	79	78	74	1	2%	5	7%
Maintenance and other operating lease expenses	53	57	58	(4)	-7%	(5)	-9%
Net finance revenue	254	278	296	(25)	-9%	(43)	-14%
Other non-interest income	93	76	73	17	22%	20	28%
Provision for credit losses	28	39	29	(11)	-29%	(1)	-3%
Operating expenses	166	172	168	(6)	-4%	(2)	-1%
Goodwill impairment	0	0	256	0	NM	(256)	-100%
Income (loss) before income taxes	$153	$143	$(83)	$10	7%	$236	NM

Select Average Balances
Average loans(1)	$22,456	$22,018	$21,420	$438	2%	$1,035	5%
Average operating leases(1)	$6,924	$8,032	$7,841	$(1,108)	-14%	$(918)	-12%
Average earning assets(2)	$29,590	$30,319	$29,507	$(729)	-2%	$83	0%

Key Metrics
Pre-tax ROAEA	2.07%	1.89%	-1.13%	18bps		NM
Net finance margin	3.43%	3.67%	4.01%	-24bps		-59bps
New business volume	$3,195	$2,770	$2,902	$424	15%	$293	10%
Net efficiency ratio	47.5%	48.2%	45.1%	-68bps		NM

(1)Amounts include held for sale. Average loans also is net of credit balances of factoring clients.
(2)AEA is net of credit balances of factoring clients.
* Certain balances may not sum due to rounding.
Segment Financial Results

Pre-tax earnings in the Commercial Banking segment in the current quarter included a $25 million gain on the sale of NACCO. Pre-tax earnings in the prior and year-ago quarters included a benefit from the suspension of depreciation expense related to NACCO of $9 million. Pre-tax earnings in the year-ago quarter included a goodwill impairment of $256 million. Excluding noteworthy items, pre-tax earnings was $128 million down from $135 million in the prior quarter, as lower rental income and lower other non-interest income were partially offset by higher income on loans, lower operating expenses and lower credit costs. Compared to the year-ago quarter, pre-tax earnings excluding noteworthy items decreased from $164 million, primarily driven by lower rental income, an increase in funding costs, lower purchase accounting accretion and lower other non-interest income. The sale of NACCO early in the current quarter contributed to the decreases in pre-tax earnings excluding noteworthy items from both the prior and year-ago quarters.

Net Finance Revenue and Margin

Excluding noteworthy items, net finance revenue decreased $16 million from the prior quarter. The decline was primarily driven by rental income contribution from NACCO and a lease prepayment in the prior quarter and higher interest expense, partially offset by an increase in interest income from higher interest rates on floating rate earning assets. Compared to the year-ago quarter, excluding noteworthy items, net finance revenue decreased $34 million, primarily due to rental income contribution from NACCO in the year-ago quarter, higher interest expense and lower purchase accounting accretion, partially offset by an increase in interest income from higher interest rates on earning assets. Purchase accounting accretion in the Commercial Banking segment was $6 million in the current quarter and continued to trend down.

Net finance margin excluding noteworthy items declined 13 bps compared to the prior quarter driven by increased funding costs and the NACCO sale and 46 bps compared to the year-ago quarter due to increased funding costs, partially offset by benefits from higher interest rates.

Loans and Leases

Average loans and leases, which comprise the vast majority of average earning assets, was $29.4 billion, down 2% from the prior quarter, driven by the sale of NACCO early in the current quarter, partially offset by growth in Commercial Finance, Real Estate Finance and Business Capital. Compared to the year-ago quarter, average loans and leases were up slightly, as growth in Commercial Finance, North American Rail and Business Capital were offset by a decline in Real Estate Finance and the sale of NACCO.

New lending and leasing volume in the current quarter was $3.2 billion, representing a 15% increase compared to the prior quarter, primarily driven by origination growth in Business Capital, Commercial Finance and Real Estate Finance. Compared to the year-ago quarter, new lending and leasing volume increased 10%, driven by growth in Business Capital, Commercial Finance and Real Estate Finance.

Factoring volume of $8.3 billion was up 3% from the prior quarter, primarily driven by continued volume growth in the technology industry, offset by seasonality. Compared to the year-ago quarter, factoring volume was up 7% driven primarily by increased volume in the consumer products and technology industries.

Commercial Banking Division Highlights

Commercial Finance

•

Average loans and leases increased 2% compared to the prior quarter and increased 7% compared to the year-ago quarter from strong funded volume, partially offset by a significant increase in prepayments.

•	Gross yields increased 4 basis points from the prior quarter, primarily driven by higher interest rates and prepayment benefits.

Rail

•	Average loans and leases of $6.5 billion declined from the prior quarter primarily due to the sale of NACCO, which represented $1.2 billion in assets.
•	North America railcar utilization remained at 98%.
•	Gross yields declined 41 basis points from the prior quarter due to a customer lease prepayment in the prior quarter, the NACCO sale and continued lease renewal rates below expiring rates.

Real Estate Finance

•	Average loans and leases increased 2% compared to the prior quarter, as funded volume increased 25% but was offset by a significant increase in the prepayment rate.
•	Gross yields increased 20 basis points from the prior quarter, driven by higher interest rates and higher prepayment benefits during the current quarter.

Business Capital

•	Average loans and leases increased 3% compared to the prior quarter and increased 9% compared to the year-ago quarter.
•	Gross yields increased by 23 bps compared to the prior quarter, driven by improvements in Equipment Finance and Commercial Services.

Consumer Banking

Earnings Summary*				4Q18 change from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Interest income	$90	$79	$84	$11	14%	$5	6%
Interest benefit	(40)	(42)	(20)	1	3%	(21)	NM
Net finance revenue	130	121	104	9	8%	26	25%
Other non-interest income	4	(18)	13	22	NM	(9)	-69%
Provision for credit losses	4	(1)	2	4	NM	2	94%
Operating expenses	91	89	104	2	2%	(13)	-12%
Income before income taxes	$40	$15	$12	$25	NM	$28	NM

Select Average Balances
Average loans(1)	$6,472	$6,364	$6,728	$108	2%	$(256)	-4%
Average earning assets	$6,501	$6,433	$6,886	$68	1%	$(385)	-6%

Key Metrics
Pre-tax ROAEA	2.46%	0.90%	0.69%	NM		NM
Net finance margin	8.00%	7.50%	6.04%	50bps		NM
New business volume	$381	$360	$422	$21	6%	$(41)	-10%
Net efficiency ratio	64.1%	82.2%	84.4%	-18.1%		-20.3%

(1)Amounts include held for sale.
* Certain balances may not sum due to rounding.

Segment Financial Results

Pre-tax earnings in the Consumer Banking segment in the prior quarter included a $21 million charge in other non-interest income related to an impairment of the indemnification asset due to amounts deemed uncollectable for the remaining indemnification period under our loss share agreement that expires in March 2019 for certain covered loans in our LCM portfolio. Excluding noteworthy items, pre-tax earnings was $40 million compared to $36 million in the prior quarter, driven by an increase in interest income from an increase in net purchase accounting accretion and growth in the residential mortgage portfolio in Other Consumer Banking, partially offset by an increase in the provision for credit losses. Compared to the year-ago quarter, pre-tax earnings excluding noteworthy items increased by $28 million, primarily from an increase in the benefit in interest expense received from the other segments for the value of the excess deposits Consumer Banking generates and lower operating expenses, partially offset by a decrease in other non-interest income in the LCM portfolio from gains in the year-ago quarter in the reverse mortgage portfolio.

Net Finance Revenue

Net finance revenue was $130 million, an 8% increase from the prior quarter primarily due to higher net purchase accounting accretion in the LCM portfolio and growth in the residential mortgage portfolio. The increase in the net purchase accounting accretion reflects both a reduction in the negative yield on the indemnification asset and higher purchase accounting accretion. Net finance revenue increased by $26 million compared to the year-ago quarter, as the benefit in interest expense received from the other segments for the value of the excess deposits generated by Consumer Banking and higher net purchase accounting accretion were partially offset by lower interest income from LCM due to the sale of the reverse mortgage portfolio.

Average Loans

Average total loans increased compared to the prior quarter, as new business volume in the Other Consumer Banking division was partially offset by run-off of the LCM portfolio. Compared to the year-ago quarter, average total loans decreased as run-off of the LCM portfolio and the sale of the reverse mortgage portfolio were partially offset by new business volume in the Other Consumer Banking division. Average loan growth in Other Consumer Banking was primarily driven by increases in residential mortgage lending in the retail and correspondent origination channels.

Corporate & Other:

Earnings Summary*				4Q18 change from
($ in millions)	4Q18	3Q18	4Q17	3Q18		4Q17

Interest income	$52	$54	$44	$(2)	-3%	$9	20%
Interest expense	63	64	47	(1)	-2%	16	33%
Net finance revenue	(11)	(10)	(4)	(1)	-6%	(7)	NM
Other non-interest income	(54)	16	50	(70)	NM	(104)	NM
Operating expenses and loss on debt extinguishment and deposit redemption	16	3	35	12	NM	(19)	-55%
(Loss) income before income taxes	$(80)	$3	$12	$(83)	NM	$(92)	NM

Select Average Balances
Average earning assets	$7,928	$8,546	$7,981	$(618)	-7%	$(53)	-1%

Key Metrics
Pre-tax ROAEA	-4.05%	0.13%	0.60%	NM		NM

* Certain balances may not sum due to rounding.

Certain items are not allocated to operating segments and are included in Corporate & Other, including interest expense related to corporate liquidity, mark-to-market on certain derivatives, BOLI income, restructuring charges, certain legal costs and other operating expenses. In addition, certain costs associated with debt redemptions are maintained at Corporate.

Pre-tax results in the current and prior quarters included debt extinguishment costs of $16 million and $3 million, respectively. The current quarter also includes a $69 million net charge related to the termination of our Dutch total return swap facility. The year-ago quarter included a $29 million benefit related to the cumulative effect of an accounting policy change for LIHTC investments, which was more than offset by a related $38 million expense in the provision for income taxes. The year-ago quarter also included $32 million in restructuring charges.

Discontinued Operations:

Discontinued operations in the fourth quarter consisted of our Business Air portfolio and residual activity from the Financial Freedom business, including indemnification reserves.

Income in the current quarter from Discontinued Operations was negligible. The prior quarter income was $2 million, and the year-ago quarter loss was $5 million.

Business Air loans and leases totaled $54 million at Dec. 31, 2018, down from $111 million at Sep. 30, 2018 and $184 million at Dec. 31, 2017.

Although the economic benefit and risk of the Financial Freedom reverse mortgage servicing business has been transferred to the buyer, certain assets and liabilities of the Financial Freedom servicing business will remain in discontinued operations until the required investor consent is received. At Dec. 31, 2018, Financial Freedom loans totaled $194 million and related secured borrowings totaled $195 million.

Conference Call and Webcast

The Company will host a conference call today, Jan. 29, 2019, to discuss its fourth quarter and full year 2018 results. All interested parties are welcome to participate. An investor presentation will accompany the conference call and be available prior to the start of the conference call at the Investor Relations page of CIT's website at cit.com/investor under Presentations & Events.

Conference call details:

Time:	8:00 am (Eastern Time)
Dial-in:	(888) 317-6003 for U.S. callers
(866) 284-3684 for Canadian callers
(412) 317-6061 for international callers
Conference ID 1300965

The conference call will also be webcast, which can be accessed from the Investor Relations page of CIT's website at cit.com/investor under Presentations & Events.

A replay of the conference call will be available beginning shortly after the end of the call through Mar. 15, 2019, by dialing (877) 344-7529 for U.S. callers, (855) 669-9658 for Canadian callers or (412) 317-0088 for international callers and using conference ID 10127624, or at cit.com/investor under Presentations & Events.

About CIT

CIT is a leading national bank focused on empowering businesses and personal savers with the financial agility to navigate their goals. CIT Group Inc. (NYSE: CIT) is a financial holding company with over a century of experience, approximately $50 billion in assets as of Dec. 31, 2018, and operates a principal bank subsidiary, CIT Bank, N.A. (Member FDIC, Equal Housing Lender). The company’s commercial banking segment includes commercial financing, real estate financing, equipment financing, factoring and railcar financing. CIT’s consumer banking segment includes its national online bank, CIT Bank, and a Southern California branch bank, OneWest Bank. Discover more at cit.com/about.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its strategy and business plan, (ii) CIT is unable to react to and address key business and regulatory issues, (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, (iv) CIT is unable to achieve the projected gains from the sale of one or more of its businesses or assets, (v) CIT becomes subject to liquidity constraints and higher funding costs, or (vi) the parties to a transaction do not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated.  We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

Non-GAAP Measurements

Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues.  Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

###

CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Gina Proia	Barbara Callahan
(212) 771-6008 Gina.Proia@cit.com	(973) 740-5058 Barbara.Callahan@cit.com

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income
(dollars in millions, except per share data)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Interest income
Interest and fees on loans	$438.0	$417.4	$401.2	$1,671.8	$1,638.1
Other interest and dividends	54.0	56.2	46.5	218.6	197.5
Total interest income	492.0	473.6	447.7	1,890.4	1,835.6
Interest expense
Interest on borrowings	85.9	90.8	76.6	354.7	344.4
Interest on deposits	129.6	123.1	92.1	460.4	373.3
Total interest expense	215.5	213.9	168.7	815.1	717.7
Net interest revenue	276.5	259.7	279.0	1,075.3	1,117.9
Provision for credit losses	31.2	38.1	30.4	171.0	114.6
Net interest revenue, after credit provision	245.3	221.6	248.6	904.3	1,003.3
Non-interest income
Rental income on operating lease equipment	229.8	264.3	252.6	1,009.0	1,007.4
Other non-interest income(1)	47.5	86.2	137.2	373.8	364.2
Total non-interest income	277.3	350.5	389.8	1,382.8	1,371.6
Non-interest expenses
Depreciation on operating lease equipment	79.5	78.0	74.3	311.1	296.3
Maintenance and other operating lease expenses	52.9	56.6	57.9	230.4	222.9
Operating expenses(2)	257.9	263.3	304.0	1,070.0	1,188.5
Goodwill impairment	-	-	255.6	-	255.6
Loss on debt extinguishment and deposit redemption	15.7	3.5	1.7	38.6	220.0
Total non-interest expenses	406.0	401.4	693.5	1,650.1	2,183.3
Income (loss) from continuing operations before benefit (provision) for income taxes	116.6	170.7	(55.1)	637.0	191.6
Provision (benefit) for income taxes	24.9	41.3	27.7	164.9	(67.8)
Income (loss) from continuing operations	91.7	129.4	(82.8)	472.1	259.4

Discontinued operations
Income (loss) from discontinued operations, net of taxes	0.1	2.1	(5.2)	(8.7)	90.2
Gain (loss) on sale of discontinued operations, net of taxes	-	-	-	(16.3)	118.6
Income (loss) from discontinued operations, net of taxes	0.1	2.1	(5.2)	(25.0)	208.8

Net income (loss)	$91.8	$131.5	$(88.0)	$447.1	$468.2
Less: preferred stock dividends	9.5	-	9.8	18.9	9.8
Net income (loss) available to common shareholders	$82.3	$131.5	$(97.8)	$428.2	$458.4
Income (loss) from continuing operations available to common shareholders	$82.2	$129.4	$(92.6)	$453.2	$249.6

Basic income (loss) per common share
Income (loss) from continuing operations	$0.79	$1.15	$(0.70)	$3.85	$1.54
Income (loss) from discontinued operations, net of taxes	0.00	0.02	(0.04)	(0.21)	1.28
Basic income (loss) per common share	$0.79	$1.17	$(0.74)	$3.64	$2.82
Average number of common shares - basic (thousands)	104,110	112,842	131,343	117,653	162,290

Diluted income (loss) per common share
Income (loss) from continuing operations	$0.78	$1.13	$(0.70)	$3.82	$1.52
Income (loss) from discontinued operations, net of taxes	0.00	0.02	(0.04)	(0.21)	1.28
Diluted income (loss) per common share	$0.78	$1.15	$(0.74)	$3.61	$2.80
Average number of common shares - diluted (thousands)	105,149	114,007	131,343	118,777	163,950

(1)OTHER NON-INTEREST INCOME
Fee revenues	$21.6	$28.2	$30.3	$103.5	$113.6
Factoring commissions	26.1	27.2	26.7	102.4	102.9
Gains on leasing equipment, net of impairments	18.0	13.6	9.1	59.5	43.1
BOLI income	5.9	6.5	5.8	25.5	7.6
Gains on investment securities, net of impairments	4.7	3.6	11.4	15.3	28.9
Other revenues	(28.8)	7.1	53.9	67.6	68.1
Total other non-interest income	$47.5	$86.2	$137.2	$373.8	$364.2

(2)OPERATING EXPENSES
Compensation and benefits	$130.1	$137.3	$138.6	$558.4	$566.3
Technology	34.1	32.3	30.7	131.5	127.9
Professional fees	19.5	16.7	28.8	82.7	132.3
Insurance	14.0	15.9	15.7	68.3	84.7
Net occupancy expense	17.3	16.1	16.7	65.6	67.8
Advertising and marketing	10.6	10.6	12.8	47.6	42.2
Other expenses	26.4	28.4	22.7	92.0	89.6
Operating expenses, excluding restructuring costs and intangible asset amortization	252.0	257.3	266.0	1,046.1	1,110.8
Intangible asset amortization	5.9	6.0	6.1	23.9	24.7
Restructuring costs	-	-	31.9	-	53.0
Total operating expenses	$257.9	$263.3	$304.0	$1,070.0	$1,188.5

CIT GROUP INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(dollars in millions, except per share data)

	December 31,	September 30,	December 31,
	2018	2018	2017

Assets
Total cash and deposits	$1,795.6	$1,367.5	$1,718.7
Securities purchased under agreement to resell	400.0	200.0	150.0
Investment securities	6,233.8	6,339.5	6,469.9
Assets held for sale	88.4	1,380.5	2,263.1
Loans	30,795.4	30,495.8	29,113.9
Allowance for loan losses	(489.7)	(477.4)	(431.1)
Loans, net of allowance for loan losses	30,305.7	30,018.4	28,682.8
Operating lease equipment, net	6,970.6	6,888.7	6,738.9
Goodwill	369.9	369.9	369.9
Bank owned life insurance	814.1	808.2	788.6
Other assets*	1,309.5	1,562.0	1,595.5
Assets of discontinued operations	249.8	327.7	501.3
Total assets	$48,537.4	$49,262.4	$49,278.7

Liabilities
Deposits	$31,239.5	$30,825.0	$29,569.3
Credit balances of factoring clients	1,674.4	1,672.4	1,468.6
Other liabilities**	1,261.1	1,461.9	1,437.1
Borrowings
Senior unsecured	3,413.0	3,842.3	3,737.5
Structured financings	710.4	1,286.6	1,541.4
FHLB advances	3,600.0	3,150.0	3,695.5
Subordinated debt	395.4	395.3	-
Total borrowings	8,118.8	8,674.2	8,974.4
Liabilities of discontinued operations	297.0	308.6	509.3
Total liabilities	42,590.8	42,942.1	41,958.7
Equity
Preferred stock	325.0	325.0	325.0

Common stock	1.6	2.1	2.1
Paid-in capital	6,810.8	8,831.3	8,798.1
Retained earnings	1,924.4	2,182.3	1,906.5
Accumulated other comprehensive loss	(178.3)	(199.4)	(86.5)
Treasury stock, at cost	(2,936.9)	(4,821.0)	(3,625.2)
Total common stockholders' equity	5,621.6	5,995.3	6,995.0
Total equity	5,946.6	6,320.3	7,320.0
Total liabilities and equity	$48,537.4	$49,262.4	$49,278.7

Book Value Per Common Share
Book value per common share	$55.70	$54.22	$53.25
Tangible book value per common share	$51.15	$50.02	$49.58
Outstanding common shares (in thousands)	100,920	110,566	131,353

*OTHER ASSETS
Tax credit investments and investments in unconsolidated subsidiaries	$313.9	$308.6	$247.6
Property, furniture and fixtures	160.0	170.8	173.9
Current and deferred federal and state tax assets	137.0	183.8	205.2
Intangible assets	89.2	95.0	113.0
Counterparty receivables	57.0	202.0	241.3
Indemnification assets	10.8	27.2	142.4
Other	541.6	574.6	472.1
Total other assets	$1,309.5	$1,562.0	$1,595.5

**OTHER LIABILITIES
Accrued expenses and accounts payable	$561.5	$576.4	$584.8
Current and deferred taxes payable	106.9	229.5	204.3
Accrued interest payable	91.7	59.4	86.6
Fair value of derivative financial instruments	79.7	129.1	87.5
Other	421.3	467.5	473.9
Total other liabilities	$1,261.1	$1,461.9	$1,437.1

CIT GROUP INC. AND SUBSIDIARIES
Average Balances and Rates
(dollars in millions)

	Quarters Ended
	December 31, 2018		September 30, 2018		December 31, 2017
	Average		Average		Average
	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-bearing deposits	$1,791.3	1.70%	$2,466.4	1.90%	$2,270.2	1.57%
Investment securities and securities purchased under agreement to resell	6,426.4	2.89%	6,415.7	2.77%	6,067.9	2.48%
Loans and loans held for sale (net of credit balances of factoring clients)	28,954.3	6.09%	28,408.7	6.02%	28,225.3	5.91%
Total interest earning assets	37,172.0	5.32%	37,290.8	5.19%	36,563.4	5.07%
Operating lease equipment, net (including held for sale)	6,923.5	5.63%	8,031.8	6.46%	7,841.0	6.14%
Indemnification assets	17.8	-60.67%	54.5	-74.86%	157.7	-40.33%
Average earning assets ("AEA")	44,113.3	5.34%	45,377.1	5.32%	44,562.1	5.10%
Non-interest earning assets
Cash and due from banks	171.6		172.7		403.4
Allowance for loan losses	(479.4)		(468.9)		(424.7)
All other non-interest-bearing assets	2,594.9		2,717.2		2,793.5
Assets of discontinued operations	300.3		352.9		532.6
Total Average Assets	$46,700.7		$48,151.0		$47,866.9
Liabilities
Interest-bearing deposits and borrowings
Deposits	$29,300.6	1.77%	$29,735.4	1.65%	$28,133.7	1.31%
Borrowings	8,131.9	4.23%	8,692.2	4.18%	8,630.9	3.55%
Total interest-bearing liabilities	37,432.5	2.30%	38,427.6	2.23%	36,764.6	1.84%
Non-interest bearing deposits	1,563.6		1,503.2		1,501.3
Other non-interest-bearing liabilities	1,337.8		1,473.6		1,618.3
Liabilities of discontinued operations	299.7		327.9		541.9
Stockholders' equity	6,067.1		6,418.7		7,440.8
Total Average Liabilities and Shareholders' Equity	$46,700.7		$48,151.0		$47,866.9

	Years Ended
	December 31, 2018		December 31, 2017
	Average		Average
	Balance	Rate	Balance	Rate
Assets
Interest-bearing deposits	$2,399.6	1.76%	$5,291.5	1.09%
Investment securities and securities purchased under agreement to resell	6,354.3	2.77%	5,352.3	2.61%
Loans and loans held for sale (net of credit balances of factoring clients)	28,644.8	5.97%	28,281.6	5.96%
Total interest earning assets	37,398.7	5.16%	38,925.4	4.84%
Operating lease equipment, net (including held for sale)	7,738.7	6.04%	7,685.0	6.35%
Indemnification assets	77.0	-51.43%	241.7	-19.45%
Average earning assets ("AEA")	45,214.4	5.21%	46,852.1	4.96%
Non-interest earning assets
Cash and due from banks	203.9		587.1
Allowance for loan losses	(456.6)		(430.4)
All other non-interest-bearing assets	2,646.8		2,398.0
Assets of discontinued operations	386.5		3,752.0
Total Average Assets	$47,995.0		$53,158.8
Liabilities
Interest-bearing deposits and borrowings
Deposits	29,266.1	1.57%	29,538.2	1.26%
Borrowings	8,824.0	4.02%	10,674.0	3.23%
Total interest-bearing liabilities	38,090.1	2.14%	40,212.2	1.78%
Non-interest-bearing deposits	1,493.3		1,450.0
Other non-interest bearing liabilities	1,397.5		1,645.0
Liabilities of discontinued operations	386.0		1,303.1
Noncontrolling interests	-		0.2
Stockholders' equity	6,628.1		8,548.3
	$47,995.0		$53,158.8

CIT GROUP INC. AND SUBSIDIARIES
Average Loans and Leases
(dollars in millions)

	Quarters Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Commercial Banking
Commercial Finance
Loans	$10,286.1	$10,022.6	$9,561.8
Assets held for sale	37.5	107.1	92.8
Total loans and leases	10,323.6	10,129.7	9,654.6

Rail
Loans	85.2	83.5	81.5
Operating lease equipment, net	6,401.7	6,348.2	6,254.3
Assets held for sale	-	1,208.6	1,147.9
Total loans and leases	6,486.9	7,640.3	7,483.7

Real Estate Finance
Loans	5,461.3	5,387.3	5,609.2
Assets held for sale	22.6	11.2	5.8
Total loans and leases	5,483.9	5,398.5	5,615.0

Business Capital
Loans (net of credit balances of factoring clients)	6,552.4	6,356.3	6,047.2
Operating lease equipment, net	521.8	513.8	460.7
Assets held for sale	10.4	10.8	-
Total loans and leases	7,084.6	6,880.9	6,507.9

Total Segment
Loans (net of credit balances of factoring clients)	22,385.0	21,849.7	21,299.7
Operating lease equipment, net	6,923.5	6,862.0	6,715.0
Assets held for sale	70.5	1,337.7	1,246.5
Total loans and leases	29,379.0	30,049.4	29,261.2

Consumer Banking
Legacy Consumer Mortgages
Loans	2,849.4	2,981.0	3,414.5
Assets held for sale	-	-	860.7
Total loans	2,849.4	2,981.0	4,275.2

Other Consumer Banking
Loans	3,616.6	3,370.2	2,447.6
Assets held for sale	6.2	12.7	5.1
Total loans	3,622.8	3,382.9	2,452.7

Total Segment
Loans	6,466.0	6,351.2	5,862.1
Assets held for sale	6.2	12.7	865.8
Total loans	6,472.2	6,363.9	6,727.9

Non-Strategic Portfolios
Assets held for sale	26.6	27.2	77.2
Total loans and leases	26.6	27.2	77.2

Total loans (net of credit balances of factoring clients)	28,851.0	28,200.9	27,161.8
Total operating lease equipment, net	6,923.5	6,862.0	6,715.0
Total assets held for sale	103.3	1,377.6	2,189.5
Total loans and leases	$35,877.8	$36,440.5	$36,066.3

CIT GROUP INC. AND SUBSIDIARIES
Credit Metrics
(dollars in millions)

	Quarters Ended
	December 31, 2018		September 30, 2018		December 31, 2017
Gross Charge-offs to Average Loans
Commercial Banking	$30.1	0.50%	$29.4	0.50%	$22.8	0.40%
Consumer Banking	1.4	0.08%	1.4	0.09%	0.5	0.03%
Total CIT	$31.5	0.41%	$30.8	0.41%	$23.3	0.32%

	Years Ended December 31,
	December 31, 2018		December 31, 2017
Gross Charge-offs to Average Loans
Commercial Banking	$138.7	0.59%	$115.2	0.51%
Consumer Banking	4.1	0.07%	22.5	0.35%
Total CIT	$142.8	0.48%	$137.7	0.47%

	Quarters Ended
	December 31, 2018		September 30, 2018		December 31, 2017
Net Charge-offs to Average Loans
Commercial Banking	$22.9	0.38%	$24.7	0.42%	$18.0	0.32%
Consumer Banking	1.3	0.08%	1.3	0.08%	0.3	0.02%
Total CIT	$24.2	0.32%	$26.0	0.35%	$18.3	0.26%

	Years Ended December 31,
	December 31, 2018		December 31, 2017
Net Charge-offs to Average Loans
Commercial Banking	$112.1	0.48%	$94.1	0.41%
Consumer Banking	3.3	0.05%	21.1	0.32%
Total CIT	$115.4	0.39%	$115.2	0.39%

Non-accruing Loans to Loans(1)	December 31, 2018		September 30, 2018		December 31, 2017
Commercial Banking	$237.9	0.98%	$274.7	1.14%	$190.8	0.82%
Consumer Banking	38.3	0.59%	35.1	0.55%	20.3	0.34%
Non-Strategic Portfolios	6.1	-	8.3	-	9.8	-
Total CIT	$282.3	0.92%	$318.1	1.04%	$220.9	0.76%

	Quarters Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Provision for Credit Losses
Specific allowance - impaired loans	$3.7	$6.9	$(9.6)
Non-specific allowance	27.5	31.2	40.0
Totals	$31.2	$38.1	$30.4

	Years Ended December 31,
	2018	2017
Provision for Credit Losses
Specific allowance - impaired loans	$21.4	$(3.3)
Non-specific allowance	149.6	117.9
Totals	$171.0	$114.6

	December 31,	September 30,	December 31,
	2018	2018	2017
Allowance for Loan Losses
Specific allowance - impaired loans	$47.4	$43.7	$26.0
Non-specific allowance	442.3	433.7	405.1
Totals	$489.7	$477.4	$431.1

Allowance for loan losses as a percentage of total loans	1.59%	1.57%	1.48%
Allowance for loan losses as a percent of loans/Commercial	1.90%	1.87%	1.74%

(1) Non-accrual loans include loans held for sale. NSP non-accrual loans reflected loans held for sale; since portfolio loans were insignificant, no % is displayed.

CIT GROUP INC. AND SUBSIDIARIES
Consolidating Income Statement
(dollars in millions)

	Quarters Ended
	December 31, 2018					September 30, 2018

	Commercial Banking	Consumer Banking	Non-Strategic Portfolios	Corporate and Other	Total	Total
Interest income
Interest and fees on loans	$347.4	$89.7	$0.9	$-	$438.0	$417.4
Other interest and dividends	1.4	-	0.2	52.4	54.0	56.2
Total interest income	348.8	89.7	1.1	52.4	492.0	473.6
Interest expense
Interest on borrowings	189.7	(145.9)	-	42.1	85.9	90.8
Interest on deposits	3.0	105.6	-	21.0	129.6	123.1
Total interest expense	192.7	(40.3)	-	63.1	215.5	213.9
Net interest revenue	156.1	130.0	1.1	(10.7)	276.5	259.7
Provision for credit losses	27.7	3.5	-	-	31.2	38.1
Net interest revenue, after credit provision	128.4	126.5	1.1	(10.7)	245.3	221.6
Non-interest income
Rental income on operating lease equipment	229.8	-	-	-	229.8	264.3
Other non-interest income	93.3	4.1	4.0	(53.9)	47.5	86.2
Total non-interest income	323.1	4.1	4.0	(53.9)	277.3	350.5
Non-interest expenses
Depreciation on operating lease equipment	79.5	-	-	-	79.5	78.0
Maintenance and other operating lease expenses	52.9	-	-	-	52.9	56.6
Operating expenses	166.1	90.7	1.2	(0.1)	257.9	263.3
Loss on debt extinguishment and deposit redemptions	-	-	-	15.7	15.7	3.5
Total non-interest expenses	298.5	90.7	1.2	15.6	406.0	401.4
Income (loss) from continuing operations before provision for income taxes	$153.0	$39.9	$3.9	$(80.2)	$116.6	$170.7

	Years Ended
	December 31, 2018					December 31, 2017

	Commercial Banking	Consumer Banking	Non-Strategic Portfolios	Corporate and Other	Total	Total
Interest income
Interest and fees on loans	$1,326.8	$338.9	$5.8	$0.3	$1,671.8	$1,638.1
Other interest and dividends	6.2	-	1.0	211.4	218.6	197.5
Total interest income	1,333.0	338.9	6.8	211.7	1,890.4	1,835.6
Interest expense
Interest on borrowings	701.8	(500.9)	4.3	149.5	354.7	344.4
Interest on deposits	14.5	357.4	-	88.5	460.4	373.3
Total interest expense	716.3	(143.5)	4.3	238.0	815.1	717.7
Net interest revenue	616.7	482.4	2.5	(26.3)	1,075.3	1,117.9
Provision for credit losses	167.1	3.9	-	-	171.0	114.6
Net interest revenue, after credit provision	449.6	478.5	2.5	(26.3)	904.3	1,003.3
Non-interest income
Rental income on operating lease equipment	1,009.0	-	-	-	1,009.0	1,007.4
Other non-interest income	320.8	35.0	17.5	0.5	373.8	364.2
Total non-interest income	1,329.8	35.0	17.5	0.5	1,382.8	1,371.6
Non-interest expenses
Depreciation on operating lease equipment	311.1	-	-	-	311.1	296.3
Maintenance and other operating lease expenses	230.4	-	-	-	230.4	222.9
Operating expenses	692.9	369.3	7.8	-	1,070.0	1,188.5
Goodwill impairment	-	-	-	-	-	255.6
Loss on debt extinguishment and deposit redemptions	-	-	-	38.6	38.6	220.0
Total non-interest expenses	1,234.4	369.3	7.8	38.6	1,650.1	2,183.3
Income (loss) from continuing operations before provision for income taxes	$545.0	$144.2	$12.2	$(64.4)	$637.0	$191.6

CIT GROUP INC. AND SUBSIDIARIES
Segment Margin
(dollars in millions)

	Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017

Commercial Banking
Average Earning Assets (AEA)
Commercial Finance	$10,402.3	$10,230.6	$9,748.6	$10,217.1	$9,867.0
Rail	6,585.4	7,774.6	7,583.2	7,462.8	7,460.2
Real Estate Finance	5,483.9	5,398.5	5,615.0	5,491.7	5,606.2
Business Capital	7,118.5	6,915.7	6,560.5	6,830.0	6,336.7
Total	$29,590.1	$30,319.4	$29,507.3	$30,001.6	$29,270.1

Net Finance Revenue
Commercial Finance	$84.0	$84.2	$96.1	$337.7	$389.6
Rail	46.1	77.7	78.5	265.3	318.8
Real Estate Finance	42.1	40.2	48.2	171.7	199.4
Business Capital	81.3	76.2	73.3	309.5	310.7
Total	$253.5	$278.3	$296.1	$1,084.2	$1,218.5

Gross Yield
Commercial Finance	5.82%	5.78%	5.61%	5.64%	5.47%
Rail	11.10%	11.51%	11.25%	11.24%	11.59%
Real Estate Finance	5.80%	5.60%	5.18%	5.59%	5.18%
Business Capital	9.27%	9.04%	8.79%	9.08%	8.84%
Total	7.82%	7.96%	7.69%	7.81%	7.71%

Net Finance Margin
Commercial Finance	3.23%	3.29%	3.94%	3.31%	3.95%
Rail	2.80%	4.00%	4.14%	3.55%	4.27%
Real Estate Finance	3.07%	2.98%	3.43%	3.13%	3.56%
Business Capital	4.57%	4.41%	4.47%	4.53%	4.90%
Total	3.43%	3.67%	4.01%	3.61%	4.16%

Consumer Banking
Average Earning Assets (AEA)
Other Consumer Banking	$3,633.5	$3,397.7	$2,452.7	$3,215.5	$2,266.1
Legacy Consumer Mortgages	2,867.2	3,035.5	4,432.9	3,465.2	4,787.9
Total	$6,500.7	$6,433.2	$6,885.6	$6,680.7	$7,054.0

Net Finance Revenue
Other Consumer Banking	$91.1	$90.3	$62.4	$339.6	$219.9
Legacy Consumer Mortgages	38.9	30.3	41.6	142.8	210.0
Total	$130.0	$120.6	$104.0	$482.4	$429.9

Gross Yield
Other Consumer Banking	3.78%	3.66%	3.52%	3.66%	3.49%
Legacy Consumer Mortgages	7.72%	6.31%	5.66%	6.38%	6.24%
Total	5.52%	4.91%	4.90%	5.07%	5.36%

Net Finance Margin
Other Consumer Banking	10.03%	10.63%	10.18%	10.56%	9.70%
Legacy Consumer Mortgages	5.43%	4.01%	3.75%	4.12%	4.39%
Total	8.00%	7.50%	6.04%	7.22%	6.09%

Non-Strategic Portfolios
AEA	$94.3	$78.6	$188.0	$112.3	$277.0
Net Finance Revenue	1.1	0.6	2.9	2.5	7.7
Gross Yield	4.67%	7.12%	10.85%	6.06%	8.27%
Net Finance Margin	4.67%	3.05%	6.17%	2.23%	2.78%

Gross Yield includes interest income and rental income as a % of AEA.
Net Finance Margin (NFM) reflects Net Finance Revenue divided by AEA.

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	At or for the Quarters Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
Total Net Revenues(1)	2018	2018	2017	2018	2017
Interest income	$492.0	$473.6	$447.7	$1,890.4	$1,835.6
Rental income on operating lease equipment	229.8	264.3	252.6	1,009.0	1,007.4
Finance revenue (Non-GAAP)	721.8	737.9	700.3	2,899.4	2,843.0
Interest expense	215.5	213.9	168.7	815.1	717.7
Depreciation on operating lease equipment	79.5	78.0	74.3	311.1	296.3
Maintenance and other operating lease expenses	52.9	56.6	57.9	230.4	222.9
Net finance revenue (NFR)(6) (Non-GAAP)	373.9	389.4	399.4	1,542.8	1,606.1
Other non-interest income	47.5	86.2	137.2	373.8	364.2
Total net revenues (Non-GAAP)	$421.4	$475.6	$536.6	$1,916.6	$1,970.3

NFR (Non-GAAP)	$373.9	$389.4	$399.4	$1,542.8	$1,606.1
Suspended depreciation on assets HFS	-	(8.6)	(8.8)	(26.5)	(16.6)
Excess interest costs over interest income from Commercial Air proceeds usage	-	-	-	-	23.4
Interest on excess cash	-	-	-	-	(9.1)
Adjusted NFR (Non-GAAP)	$373.9	$380.8	$390.6	$1,516.3	$1,603.8
NFR as a % of AEA	3.39%	3.43%	3.59%	3.41%	3.43%
NFR as a % of AEA, adjusted for noteworthy items	3.39%	3.36%	3.51%	3.35%	3.49%

Net Operating Lease Revenues(2)
Rental income on operating leases	$229.8	$264.3	$252.6	$1,009.0	$1,007.4
Depreciation on operating lease equipment	79.5	78.0	74.3	311.1	296.3
Maintenance and other operating lease expenses	52.9	56.6	57.9	230.4	222.9
Net operating lease revenue (Non-GAAP)	$97.4	$129.7	$120.4	$467.5	$488.2

Operating Expenses
Operating expenses	$257.9	$263.3	$304.0	$1,070.0	$1,188.5
Intangible asset amortization	5.9	6.0	6.1	23.9	24.7
Restructuring costs	-	-	31.9	-	53.0
Operating expenses excluding restructuring costs, intangible assets amortization, and other noteworthy items(4)	$252.0	$257.3	$266.0	$1,046.1	$1,110.8

Operating expenses (excluding restructuring costs and intangible assets amortization) as a % of AEA (excluding noteworthy items and adjustment for Commercial Air)	2.29%	2.27%	2.39%	2.31%	2.42%

Total Net Revenue (Non-GAAP)	$421.4	$475.6	$536.6	$1,916.6	$1,970.3
Suspended depreciation on assets HFS	-	(8.6)	(8.8)	(26.5)	(16.6)
Financial Freedom Transaction impairments on reverse mortgage related assets	-	-	-	-	26.8
LIHTC Method change	-	-	(29.4)	-	(29.4)
Net costs of excess liquidity	-	-	-	-	14.3
CTA charge	-	-	-	-	8.1
Gain and other revenues from sale of reverse mortgage portfolio	-	-	-	(29.3)	-
Impairment of LCM indemnification asset	-	21.2	-	21.2	-
Release of valuation reserve on AHFS	-	(10.6)	-	(10.6)	-
TRS termination charge	69.5	-	-	69.5
NACCO gain on sale	(25.1)	-		(25.1)
Total Net Revenue, excluding noteworthy items (Non-GAAP)	$465.8	$477.6	$498.4	$1,915.8	$1,973.5
Net Efficiency Ratio(5) (Non-GAAP)	59.8%	54.1%	49.6%	54.6%	56.4%
Net Efficiency Ratio excluding noteworthy items(5) (Non-GAAP)	54.1%	53.9%	53.4%	54.6%	56.3%

Other non-interest income	$47.5	$86.2	$137.2	$373.8	$364.2
Financial Freedom Transaction impairments on reverse mortgage related assets	-	-	-	-	26.8
CTA charge	-	-	-	-	8.1
Gain and other revenues from sale of reverse mortgage portfolio	-	-	-	(29.3)	-
Impairment of LCM indemnification asset balance	-	21.2	-	21.2	-
Release of valuation reserve on AHFS	-	(10.6)	-	(10.6)	-
LIHTC Method change	-	-	(29.4)	-	(29.4)
TRS termination charge	69.5	-	-	69.5	-
NACCO gain on sale	(25.1)	-	-	(25.1)	-
Total other non-interest income, excluding noteworthy items (Non-GAAP)	$91.9	$96.8	$107.8	$399.5	$369.7

Average Earning Assets
Average Earning Assets (for the respective periods) (Non-GAAP)	$44,113.3	$45,377.1	$44,562.1	$45,214.4	$46,852.1
AEA adjustment for Commercial Air sale impacts	-	-	-	-	(930.5)
AEA, excluding noteworthy items (Non-GAAP)	$44,113.3	$45,377.1	$44,562.1	$45,214.4	$45,921.6

	December 31,	September 30,	December 31,
Period End Earning Assets(3)	2018	2018	2017
Loans	$30,795.4	$30,495.8	$29,113.9
Operating lease equipment, net	6,970.6	6,888.7	6,738.9
Assets held for sale	88.4	1,380.5	2,263.1
Credit balances of factoring clients	(1,674.4)	(1,672.4)	(1,468.6)
Interest-bearing cash	1,596.8	1,199.9	1,440.1
Investment securities and securities purchased under agreement to resell	6,633.8	6,539.5	6,619.9
Indemnification assets	10.8	27.2	142.4
Total earning assets (Non-GAAP)	$44,421.4	$44,859.2	$44,849.7

Core Average Loans and Leases
Total average loans (incl HFS, net of credit balances)	$28,954.3	$28,408.7	$28,225.3	$28,644.8	$28,281.6
Total average operating lease equipment (incl HFS)	6,923.5	8,031.8	7,841.0	7,738.7	7,685.0
Total average loans and leases	35,877.8	36,440.5	36,066.3	36,383.5	35,966.6
Non-core average portfolio, LCM	2,849.4	2,981.0	4,275.2	3,388.2	4,546.2
Non-core average portfolio, NACCO	-	1,208.6	1,147.9	937.0	1,012.8
Non-core average portfolios, NSP	26.6	27.2	77.2	39.3	129.8
Core average loans and leases	$33,001.8	$32,223.7	$30,566.0	$32,019.0	$30,277.8

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

	At or for the Quarters Ended			At or for the Years Ended
	December 31,	September 30,	December 31,	December 31,
Tangible Book Value(7)	2018	2018	2017	2018	2017
Total common shareholders' equity	$5,621.6	$5,995.3	$6,995.0	$5,621.6	$6,995.0
Less: Goodwill	(369.9)	(369.9)	(369.9)	(369.9)	(369.9)
Intangible assets	(89.2)	(95.0)	(113.0)	(89.2)	(113.0)
Tangible book value (Non-GAAP)	5,162.5	5,530.4	6,512.1	5,162.5	6,512.1
Less: Disallowed deferred tax asset	(64.6)	(89.9)	(104.8)	(64.6)	(104.8)
Tangible common equity (Non-GAAP)	$5,097.9	$5,440.5	$6,407.3	$5,097.9	$6,407.3
Average tangible common equity (Non-GAAP)	$5,200.1	$5,534.8	$6,327.5	$5,740.1	$7,486.6
Estimated capital adjustment related to Commercial Air sale	-	-	-	-	(1,166.7)
Average tangible common equity, excluding noteworthy items(8) (Non-GAAP)	$5,200.1	$5,534.8	$6,327.5	$5,740.1	$6,319.9

Net income (loss) applicable to common shareholders	$82.3	$131.5	$(97.8)	$428.2	$458.4
Intangible asset amortization, after tax	4.5	4.3	3.7	17.6	16.4
Goodwill impairment	-	-	222.1	-	222.1
Non-GAAP income (loss) - for ROTCE calculation	$86.8	$135.8	$128.0	$445.8	$696.9
Return on average tangible common equity(8)	6.68%	9.81%	8.09%	7.77%	9.31%

Non-GAAP income applicable to common shareholders (from the following non-GAAP noteworthy tables)	$127.2	$133.1	$125.1	$468.4	$555.1
Intangible asset amortization, after tax	4.5	4.3	3.7	17.6	16.4
Non-GAAP income - for ROTCE calculation	$131.7	$137.4	$128.8	$486.0	$571.5
Return on average tangible common equity, after noteworthy items and adjusted for estimated capital adjustment(8)	10.13%	9.93%	8.14%	8.47%	9.04%

Income (loss) from continuing operations applicable to common shareholders	$82.2	$129.4	$(92.6)	$453.2	$249.6
Intangible asset amortization, after tax	4.5	4.3	3.7	17.6	16.4
Goodwill impairment	-	-	222.1	-	222.1
Non-GAAP income from continuing operations - for ROTCE calculation	$86.7	$133.7	$133.2	$470.8	$488.1
Return on average tangible common equity, adjusted for estimated capital adjustment	6.67%	9.66%	8.42%	8.20%	7.72%
Non-GAAP income from continuing operations (from the following non-GAAP noteworthy tables)	$127.1	$131.0	$130.3	$479.6	$504.1
Intangible asset amortization, after tax	4.5	4.3	3.7	17.6	16.4
Non-GAAP income from continuing operations - for ROTCE calculation, excluding noteworthy items	$131.6	$135.3	$134.0	$497.2	$520.5
Return on average tangible common equity, after noteworthy items and adjusted for estimated capital adjustment(8)	10.12%	9.78%	8.47%	8.66%	8.24%

Effective Tax Rate Reconciliation(9)
Provision (benefit) for income taxes - GAAP	$24.9	$41.3	$27.7	$164.9	$(67.8)
Income tax on noteworthy items	15.2	3.7	26.4	10.9	291.1
Provision for income taxes, before noteworthy items - Non-GAAP	40.1	45.0	54.1	175.8	223.3
Income tax - remaining discrete items	1.7	4.5	22.4	2.3	24.6
Provision for income taxes, before noteworthy and discrete tax items - Non-GAAP	$41.8	$49.5	$76.5	$178.1	$247.9
Income (loss) from continuing operations before provision for income taxes - GAAP	$116.6	$170.7	$(55.1)	$637.0	$191.6
Noteworthy items before tax	60.1	4.9	249.3	37.3	545.6
Adjusted Income from continuing operations before provision for income taxes - Non-GAAP	$176.7	$175.6	$194.2	$674.3	$737.2
Effective tax rate - GAAP	21.4%	24.2%	(50.3%)	25.9%	(35.4%)
Effective tax rate, before noteworthy items - Non-GAAP	22.7%	25.6%	27.9%	26.1%	30.3%
Effective tax rate, before noteworthy and tax discrete items - Non-GAAP	23.7%	28.2%	39.4%	26.4%	33.6%

(1)Total net revenues are the combination of net finance revenue and other income and is an aggregation of all sources of revenue for the Company. Total net revenues are used by management to monitor business performance.

(2)Total net operating lease revenues are the combination of rental income on operating leases less depreciation on operating lease equipment and maintenance and other operating lease expenses. Total net operating lease revenues are used by management to monitor portfolio performance.

(3)Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount represents the amounts we fund. Because the Average Earning Asset is based on the month end amounts, we adjusted the balance to better reflect the impact of the Commercial Air transaction. The amount reflects the estimated impact on AEA of the timing difference between the receipt of proceeds from the transaction and the completion of the related debt and capital actions.

(4)Operating expenses exclusive of restructuring costs and intangible amortization is a non-GAAP measure used by management to compare period over period expenses. We further adjust the calculation due to noteworthy items.

(5)Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues. In order to assist in comparability to other quarters, we further adjusted the calculation due to noteworthy items.

(6)Net finance revenue is a is a non-GAAP measurement defined as “net interest revenue” (which reflects interest and fees on loans, interest on interest-bearing cash, and interest/dividends on investments less interest expense on deposits and borrowings) plus net operating lease revenue (rental income on operating lease equipment less depreciation on operating lease equipment and maintenance and other operating lease expenses). When divided by AEA, the product is defined as Net Finance Margin (NFM). NFM is a non-GAAP measurement.

(7)Tangible book value is a non-GAAP measure, which represents an adjusted common shareholders’ equity balance that has been reduced by goodwill and intangible assets. Tangible book value is used to compute a per common share amount, which is used to evaluate our use of equity.

(8)Return on average tangible common equity is adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance reversals from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets.  In order to assist in comparability to other quarters, we further adjusted the calculation due to significant items. Return on average tangible common equity is another metric used to evaluate our use of equity and evaluate the performance of our business. These are non-GAAP measures.

(9)The provision for income taxes before discrete items, adjusted income from continuing operations and the respective effective tax rates are non-GAAP measures, which management uses for analytical purposes to understand the Company’s underlying tax rate.

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information.  These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Quarter Ended December 31, 2018
Net income available to common shareholders					$82.3	$0.78
Continuing Operations	TRS termination charge	Other non-interest income	$69.5	$(17.0)	52.5	0.50
Continuing Operations	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.18)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	15.7	(3.9)	11.8	0.11
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$127.2	$1.21

Income from continuing operations available to common shareholders					$82.2	$0.78
	TRS termination charge	Other non-interest income	$69.5	$(17.0)	52.5	0.50
	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.18)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	15.7	(3.9)	11.8	0.11
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$127.1	$1.21

Quarter Ended September 30, 2018
Net income available to common shareholders					$131.5	$1.15
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.7	(5.9)	(0.05)
Continuing Operations	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.14
Continuing Operations	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	3.3	(0.7)	2.6	0.02
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$133.1	$1.17

Income from continuing operations available to common shareholders					$129.4	$1.13
	NACCO suspended depreciation	Depreciation on operating lease equipment	$(8.6)	$2.7	(5.9)	(0.05)
	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.14
	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	3.3	(0.7)	2.6	0.02
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$131.0	$1.15

Quarter Ended December 31, 2017
Net income available to common shareholders					$(97.8)	$(0.74)
Continuing Operations	LIHTC accounting policy change	Other non-interest income	$(29.4)	$-	(29.4)	(0.22)
Continuing Operations	LIHTC accounting policy change	Provision (benefit) for income taxes	-	38.2	38.2	0.29
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	(8.8)	2.7	(6.1)	(0.05)
Continuing Operations	NACCO DTA/DTL rate change	Provision (benefit) for income taxes	-	(11.0)	(11.0)	(0.08)
Continuing Operations	NACCO investment	Provision (benefit) for income taxes	-	12.0	12.0	0.09
Continuing Operations	Goodwill impairment	Goodwill impairment	255.6	(33.5)	222.1	1.69
Continuing Operations	Strategic tax item - restructuring of an international legal entity	Provision (benefit) for income taxes	-	(11.3)	(11.3)	(0.09)
Continuing Operations	Tax reform	Provision (benefit) for income taxes	-	(11.6)	(11.6)	(0.09)
Continuing Operations	Restructuring expenses	Operating expenses	31.9	(11.9)	20.0	0.15
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$125.1	$0.95

Income from continuing operations available to common shareholders					$(92.6)	$(0.70)
	LIHTC accounting policy change	Other non-interest income	$(29.4)	$-	(29.4)	(0.22)
	LIHTC accounting policy change	Provision (benefit) for income taxes	-	38.2	38.2	0.29
	NACCO suspended depreciation	Depreciation on operating lease equipment	(8.8)	2.7	(6.1)	(0.05)
	NACCO DTA/DTL rate change	Provision (benefit) for income taxes	-	(11.0)	(11.0)	(0.08)
	NACCO investment	Provision (benefit) for income taxes	-	12.0	12.0	0.09
	Goodwill impairment	Goodwill impairment	255.6	(33.5)	222.1	1.69
	Strategic tax item - restructuring of an international legal entity	Provision (benefit) for income taxes	-	(11.3)	(11.3)	(0.09)
	Tax reform	Provision (benefit) for income taxes	-	(11.6)	(11.6)	(0.09)
	Restructuring expenses	Operating expenses	31.9	(11.9)	20.0	0.15
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$130.3	$0.99

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures (continued)
(dollars in millions, except per share data)

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Net income excluding noteworthy items and income from continuing operations excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

			Pre-Tax	Income	After-tax	Per
	Description	Line Item	Balance	Tax(2)	Balance	Share

Year Ended December 31, 2018
Net income available to common shareholders					$428.2	$3.61
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	$(26.5)	$7.8	(18.7)	(0.16)
Continuing Operations	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.18)
Continuing Operations	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.13
Continuing Operations	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
Continuing Operations	TRS termination charge	Other non-interest income	69.5	(17.0)	52.5	0.44
Continuing Operations	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.16)
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	38.1	(9.4)	28.7	0.24
Discontinued Operations	Loss on Financial Freedom servicing operations		18.7	(4.9)	13.8	0.12
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$468.4	$3.94

Income from continuing operations available to common shareholders					$453.2	$3.82
	NACCO suspended depreciation	Depreciation on operating lease equipment	$(26.5)	$7.8	(18.7)	(0.16)
	Gain and other revenues from sale of reverse mortgage portfolio	Other non-interest income	(29.3)	7.7	(21.6)	(0.18)
	Impairment of LCM indemnification asset	Other non-interest income	21.2	(5.7)	15.5	0.13
	Release of valuation reserve on AHFS	Other non-interest income	(10.6)	-	(10.6)	(0.09)
	TRS termination charge	Other non-interest income	69.5	(17.0)	52.5	0.44
	NACCO gain on sale	Other non-interest income	(25.1)	5.7	(19.4)	(0.16)
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	38.1	(9.4)	28.7	0.24
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$479.6	$4.04

Year Ended December 31, 2017
Net income available to common shareholders					$458.4	$2.80
Continuing Operations	Interest on excess cash	Interest income	$(9.1)	$3.5	(5.6)	(0.03)
Continuing Operations	Excess interest costs from Commercial Air proceeds usage	Interest expense	23.4	(8.9)	14.5	0.09
Continuing Operations	Financial Freedom Transaction - reverse mortgage charge-offs on loans transferred to AHFS	Provision for credit losses	15.5	(6.0)	9.5	0.06
Continuing Operations	LIHTC accounting policy change	Other non-interest income	(29.4)	-	(29.4)	(0.18)
Continuing Operations	Financial Freedom Transaction - impairments on reverse mortgage related assets	Other non-interest income	26.8	(10.4)	16.4	0.10
Continuing Operations	CTA charge	Other non-interest income	8.1	(1.3)	6.8	0.04
Continuing Operations	NACCO suspended depreciation	Depreciation on operating lease equipment	(16.6)	5.3	(11.3)	(0.07)
Continuing Operations	Restructuring costs	Operating expenses	53.0	(18.0)	35.0	0.21
Continuing Operations	Goodwill impairment charges	Goodwill impairment	255.6	(33.5)	222.1	1.35
Continuing Operations	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	218.3	(85.5)	132.8	0.81
Continuing Operations	LIHTC accounting policy change	Provision (benefit) for income taxes	-	38.2	38.2	0.23
Continuing Operations	Entity restructurings	Provision (benefit) for income taxes	-	14.0	14.0	0.09
Continuing Operations	Net deferred income tax benefit from tax items related to NACCO	Provision (benefit) for income taxes	-	(17.2)	(17.2)	(0.10)
Continuing Operations	Aggregate benefits related to Tax reform	Provision (benefit) for income taxes	-	(11.6)	(11.6)	(0.07)
Continuing Operations	Resolution of legacy tax items	Provision (benefit) for income taxes	-	(19.3)	(19.3)	(0.12)
Continuing Operations	Strategic tax item - restructuring of an international legal entity	Provision (benefit) for income taxes	-	(140.4)	(140.4)	(0.86)
Discontinued Operations	Secured debt extinguishment costs		39.0	(5.0)	34.0	0.21
Discontinued Operations	Financial Freedom servicing asset-related items		3.7	(1.4)	2.3	0.01
Discontinued Operations	Gain on sale - TC CIT joint venture		(14.0)	1.0	(13.0)	(0.08)
Discontinued Operations	Financial Freedom net settlement items and servicing rights impairment		(20.2)	7.8	(12.4)	(0.08)
Discontinued Operations	Suspended depreciation		(113.0)	44.0	(69.0)	(0.42)
Discontinued Operations	Gain on sale - Commercial Air, net of certain expenses		(134.7)	35.0	(99.7)	(0.61)
Non-GAAP income available to common shareholders, excluding noteworthy items(1)					$555.1	$3.39

Income from continuing operations available to common shareholders					$249.6	$1.52
	Interest on excess cash	Interest income	$(9.1)	$3.5	(5.6)	(0.03)
	Excess interest costs from Commercial Air proceeds usage	Interest expense	23.4	(8.9)	14.5	0.09
	Financial Freedom Transaction - reverse mortgage charge-offs on loans transferred to AHFS	Provision for credit losses	15.5	(6.0)	9.5	0.06
	LIHTC accounting policy change	Other non-interest income	(29.4)	-	(29.4)	(0.18)
	Financial Freedom Transaction - impairments on reverse mortgage related assets	Other non-interest income	26.8	(10.4)	16.4	0.10
	CTA charge	Other non-interest income	8.1	(1.3)	6.8	0.04
	NACCO suspended depreciation	Depreciation on operating lease equipment	(16.6)	5.3	(11.3)	(0.07)
	Restructuring costs	Operating expenses	53.0	(18.0)	35.0	0.21
	Goodwill impairment charges	Goodwill impairment	255.6	(33.5)	222.1	1.35
	Loss on debt redemption	Loss on debt extinguishment and deposit redemption	218.3	(85.5)	132.8	0.81
	LIHTC accounting policy change	Provision (benefit) for income taxes	-	38.2	38.2	0.23
	Entity restructurings	Provision (benefit) for income taxes	-	14.0	14.0	0.09
	Net deferred income tax benefit from tax items related to NACCO	Provision (benefit) for income taxes	-	(17.2)	(17.2)	(0.10)
	Aggregate benefits related to Tax reform	Provision (benefit) for income taxes	-	(11.6)	(11.6)	(0.07)
	Resolution of legacy tax items	Provision (benefit) for income taxes	-	(19.3)	(19.3)	(0.12)
	Strategic tax item - restructuring of an international legal entity	Provision (benefit) for income taxes	-	(140.4)	(140.4)	(0.86)
Non-GAAP income from continuing operations available to common shareholders, excluding noteworthy items(1)					$504.1	$3.07

(1)Items may not sum due to rounding.
(2)Income tax rates vary depending on the specific item and the entity location in which it is recorded.